Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter Chief Financial Officer leigh.ginter@norcraftcompanies.com (651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT SECOND QUARTER 2006 RESULTS

August 11, 2006 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the second quarter ended June 30, 2006. The financial results for Holdings include the accounts of its indirect wholly-owned subsidiary, Norcraft. Other than Holdings’ obligations under its $118.0 million 9 3/4% senior discount notes, including related deferred issuance costs, debt issuance amortization, and related interest expense (all of which are non-cash), all other assets, liabilities, income, expenses, and cash flows presented for all periods generally represent those of Norcraft.

FINANCIAL RESULTS

Second Quarter of Fiscal 2006 Compared with Second Quarter of Fiscal 2005

Net sales increased $17.8 million, or 17.1%, from $104.1 million for the second quarter of 2005 compared to $121.9 million for the same quarter of 2006. Income from operations increased by $4.1 million, or 28.5%, from $14.6 million for the second quarter of 2005 compared to $18.7 million for the same quarter of 2006. Net income for Holdings increased $4.8 million, from $7.9 million for the second quarter of 2005 to $12.7 million in the same quarter of 2006. Net income for Norcraft increased $5.0 million, from $10.0 million for the second quarter of 2005 to $15.0 million for the same quarter of 2006.

EBITDA (as defined in the attached table) was $18.0 million for the second quarter of 2005 compared to $22.4 million for the same quarter of 2006.

“We are pleased with the Company’s top and bottom line performance for the quarter.” commented President and CEO, Mark Buller. “Pressures on gross margin due to raw material and freight cost increases were more than offset by production efficiencies and product mix improvement. As a result, EBITDA for the quarter was up nearly 25% versus the prior year. Despite the momentum in sales and profitability, we continue to be concerned about the housing market slow-down, commodity inflation and energy costs.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Monday, August 14, 2006 at 10:00 a.m. Eastern Time. To participate, dial 866-761-0752 and use the pass code 29535895. A telephonic replay will be available by calling 888-286-8010 and using pass code 44351800.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through four brands: Mid Continent Cabinetry, UltraCraft, StarMark and Fieldstone.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	June 30, 2006	December 31, 2005	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash	$17,769	$933	$17,769	$933
Trade accounts receivable, net	43,880	37,015	43,880	37,015
Inventories	25,485	24,197	25,485	24,197
Prepaid expenses and other	1,566	1,921	1,566	1,921

Total current assets	88,700	64,066	88,700	64,066

Property, plant and equipment, net	36,728	36,485	36,728	36,485

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	54,965	57,197	54,965	57,197
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	8,370	8,396	5,508	5,344
Display cabinets, net	9,197	8,443	9,197	8,443
Deposits	96	111	96	111

Total other assets	270,087	271,606	267,225	268,554

Total assets	$395,515	$372,157	$392,653	$369,105

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Book overdrafts payable	$—	$1,666	$—	$1,666
Accounts payable	14,117	10,817	14,117	10,817
Accrued expenses	22,489	20,537	22,489	20,537
Members’ distribution payable	470	—	470	—

Total current liabilities	37,076	33,020	37,076	33,020

Long-term debt	246,031	241,567	150,000	150,000

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	55,574	46,094	—	—

Members’ equity	56,834	51,476	205,577	186,085

Total liabilities and members’ equity	$395,515	$372,157	$392,653	$369,105

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net sales	$121,876	$104,087	$230,542	$196,041
Cost of sales	82,459	72,840	159,009	135,942

Gross profit	39,417	31,247	71,533	60,099
Selling, general and administrative expenses	20,707	16,685	38,523	31,719

Income from operations	18,710	14,562	33,010	28,380
Other expense (income):
Interest expense	5,640	5,893	11,229	11,784
Amortization of deferred financing costs	374	673	758	1,361
Other, net	22	112	74	112

	6,036	6,678	12,061	13,257

Net income	$12,674	$7,884	$20,949	$15,123

	Norcraft Companies, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net sales	$121,876	$104,087	$230,542	$196,041
Cost of sales	82,459	72,840	159,009	135,942

Gross profit	39,417	31,247	71,533	60,099
Selling, general and administrative expenses	20,707	16,685	38,523	31,719

Income from operations	18,710	14,562	33,010	28,380
Other expense (income):
Interest expense	3,373	3,832	6,765	7,725
Amortization of deferred financing costs	278	585	568	1,187
Other, net	22	112	74	112

	3,673	4,529	7,407	9,024

Net income	$15,037	$10,033	$25,603	$19,356

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Six Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$20,949	$15,123	$25,603	$19,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	2,251	2,430	2,251	2,430
Amortization:
Customer relationships	2,232	2,233	2,232	2,233
Deferred financing costs	758	1,361	568	1,187
Display cabinets	2,696	1,945	2,696	1,945
Provision for uncollectible accounts receivable	562	298	562	298
Provision for obsolete and excess inventory	178	132	178	132
Provision for warranty claims	2,521	2,102	2,521	2,102
Accreted interest on senior notes	4,464	4,059	—	—
Stock compensation expense	421	127	421	127
(Gain) loss on sale of equipment	49	81	49	81
Change in operating assets and liabilities:
Accounts receivable	(7,454)	(4,916)	(7,454)	(4,916)
Inventories	(1,325)	(2,455)	(1,325)	(2,455)
Prepaid expenses and other	355	(9)	355	(9)
Other assets	17	1	17	1
Accounts payable and accrued liabilities	3,497	822	3,497	822

Net cash provided by operating activities	32,171	23,334	32,171	23,334

Cash flows from investing activities:
Proceeds from sale of property and equipment	54	16	54	16
Purchase of property, plant and equipment	(3,357)	(3,330)	(3,357)	(3,330)
Purchase of display cabinets	(3,450)	(3,071)	(3,450)	(3,071)

Net cash used in investing activities	(6,753)	(6,385)	(6,753)	(6,385)

Cash flows from financing activities:
Payment of financing costs	(732)	—	(732)	—
Payments on term loan	—	(14,500)	—	(14,500)
Book overdrafts payable	(1,666)	1,525	(1,666)	1,525
Proceeds from issuance of member interests	1,715	35	1,715	35
Repurchase of members’ interests	(315)	(290)	(315)	(290)
Tax distributions to members	(7,518)	(4,068)	(7,518)	(4,068)

Net cash used in financing activities	(8,516)	(17,298)	(8,516)	(17,298)

Effect of exchange rates on cash	(66)	(117)	(66)	(117)

Net increase in cash	16,836	(466)	16,836	(466)

Cash, beginning of the period	933	823	933	823

Cash, end of period	$17,769	$357	$17,769	$357

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$6,765	$7,675	$6,765	$7,675

Supplemental disclosure of non-cash transactions:
Tax distributions declared but not paid	$470	$330	$470	$330

Member interest repurchase declared but not paid	$—	$1,598	$—	$1,598

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,			Twelve Months Ended June 30, 2006
	2006	2005	2006	2005
Net income	$12,674	$7,884	$20,949	$15,123	(1)	$35,495
Interest expense	5,640	5,893	11,229	11,784		22,653
Depreciation	1,131	1,240	2,251	2,430		4,621
Amortization of deferred financing costs	374	673	758	1,361		3,524
Amortization of customer relationships	1,116	1,117	2,232	2,233		4,466
Display cabinet amortization	1,449	1,035	2,696	1,945		5,052
State Taxes	24	112	56	112		151

EBITDA	$22,408	$17,954	$40,171	$34,988		$75,962

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,			Twelve Months Ended June 30, 2006
	2006	2005	2006	2005
Net income	$15,037	$10,033	$25,603	$19,356	(1)	$44,586
Interest expense	3,373	3,832	6,765	7,725		13,933
Depreciation	1,131	1,240	2,251	2,430		4,621
Amortization of deferred financing costs	278	585	568	1,187		3,153
Amortization of customer relationships	1,116	1,117	2,232	2,233		4,466
Display cabinet amortization	1,449	1,035	2,696	1,945		5,052
State Taxes	24	112	56	112		151

EBITDA	$22,408	$17,954	$40,171	$34,988		$75,962

1)	Net income during the six months ended June 30, 2005 includes an adjustment related to our change in vacation policy which increased net income (and EBITDA) by $1,704.